SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AROTECH CORPORATION
(Exact Name of Registrant as Specified in Charter)
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Arotech Corporation 1229 Oak Valley Drive Ann Arbor, Michigan 48108 Tel: (800) 281-0356 Fax: (734) 761-5368 http://www.arotech.com Nasdaq: ARTX
Robert S. Ehrlich Executive Chairman of the Board

March 30, 2015

Dear Stockholder:

It is our pleasure to invite you to the 2015 Annual Meeting of Stockholders of Arotech Corporation, a Delaware corporation, to be held at 10:00 a.m. local time on Monday, May 11, 2015 at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York.

As per our usual practice, we are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet (available at http://www.proxyvote.com) rather than having your company incur the additional costs of printing and mailing.

The rules of the New York Stock Exchange (and applicable to our exchange, the Nasdaq Stock Market) provide that if your shares are held by a bank or broker, the bank or broker cannot vote your shares in connection with the election of our directors unless you provide voting instructions to the bank or broker. If you do not instruct your bank or broker how to vote, no votes will be cast on your behalf in the election of our directors at the Annual Meeting. Given this change, whether or not you plan to attend and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to carefully review the proxy materials available to you on the Internet and to vote electronically through the Internet or by telephone, all in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials, in order to ensure your representation and the presence of a quorum at the annual meeting. If you submit your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so if you hold your shares in your own name. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Sincerely,
Robert S. Ehrlich
Executive Chairman of the Board of Directors

QUESTIONS AND ANSWERS

Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the Annual Meeting.

Q.	What is the purpose of the Annual Meeting?

A.	At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting, including the following proposals:

1.
To expand the size of the Board of Directors to seven; to elect two Class I directors for a three-year term ending in 2018 and continuing until their successors are duly elected and qualified; and to elect one additional Class III director for a one-year term ending in 2016 and continuing until his successor is duly elected and qualified (beginning on page 2);

2.	To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2015 (beginning on page 6);

3.	To act upon all other business that may properly come before the meeting or any postponements or adjournments thereof.

Q.	Why have I received a Notice of Internet Availability of Proxy Materials?

A.
We are distributing our proxy materials primarily over the Internet. We believe that this method of distribution encourages more stockholders to vote their proxies and reduces the cost and environmental impact of mass distribution of paper proxy materials. You will not receive a printed copy of our proxy materials unless you specifically request one. If you wish to receive a paper or e-mail copy of the proxy materials, you may do so in accordance with the procedures set forth in the Notice of Internet Availability of Proxy Materials. However, if you do decide that you want a paper copy of these proxy materials, we urge you to simply print a copy from off the Internet rather than having your company incur the additional costs of printing and mailing.

Q.	Why is Arotech seeking stockholder approval for the first proposal?

A.
Our by-laws provide for a Board of three or more directors. The number of directors is currently six. Our Board is composed of three classes of identical size. The members of each class are elected in different years, so that only one-third of the Board is elected in any single year.

Our Nominating Committee has identified a candidate who we believe would add depth to our Board and to our Audit Committee. Accordingly, at the annual meeting, we will propose to increase the size of our Board to seven directors, to elect two Class II directors for three-year terms that expire in 2017, and to elect one additional Class III director for a one-year term ending in 2016.

Under Delaware law, directors of a corporation are elected by the stockholders, so we are presenting the Board of Directors’ slate of directors for election by the stockholders.

Q.	Why is Arotech seeking stockholder approval for the second proposal?

A.
Although stockholder ratification of the selection of BDO USA, LLP as our independent auditors is not required by our by-laws or otherwise, we are submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate practice.

Q.	What shares can I vote?

A.
All shares of our common stock owned by you as of the close of business on the record date, March 13, 2015, may be voted by you. These shares include (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker, bank or other nominee. Each share of common stock owned by you entitles you to cast one vote on each matter to be voted upon.

Q&A-1

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. If you do not vote your shares over the Internet or otherwise provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. The effect of broker non-votes is more specifically described in “What vote is required to approve each proposal?” below.

Q.	How can I vote my shares in person at the Annual Meeting?

A.
Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you wish to vote your shares at the Annual Meeting, please bring the Notice of Internet Availability of Proxy Materials that you received, as well as proof of identification.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held beneficially in street name may be voted in person by you at the Annual Meeting only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q.	What vote is required to approve each proposal?

A.	Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

With respect to the remaining proposal (ratification of the selection of BDO USA, LLP as our independent auditors), the affirmative vote of a majority of the total votes cast at the Annual Meeting on this proposal, in person or by proxy, is required to approve this proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

Q.	What are “broker non-votes”?

A.
Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the meeting. If that happens, the nominees may vote those shares only on matters deemed “routine” by the New York Stock Exchange, such as the selection of auditors. Nominees cannot vote on non-routine matters, including voting for the election of directors and voting on any matter relating to executive compensation, unless they receive voting instructions from beneficial holders, resulting in so-called “broker non-votes.” The effect of broker non-votes on both of the proposals that will be considered at the Annual Meeting is described above and in our proxy statement.

We believe that the proposal for the ratification of the selection of BDO USA, LLP as our independent auditors is considered to be a “routine” matter, and as a result we do not expect that there will be a significant number of broker non-votes on this proposal. We believe that the remaining proposal (election of directors) is not a “routine” matter, and as a result there may be a significant number of broker non-votes on this proposal.

Q&A-2

Q.	Where can I find the voting results of the meeting?

A.	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K to be filed by us with the SEC by Friday, May 15, 2015, by 5:30 p.m. e.d.t.

Q.	Who will count the votes?

A.	An attorney or a paralegal with Lowenstein Sandler LLP, our outside counsel, will tabulate the votes and act as the inspector of elections.

Q.	Who will bear the costs of this solicitation?

A.
Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials over the Internet, however, you are responsible for Internet access charges you may incur. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q.	What should I do now?

A.
You should read this proxy statement carefully and promptly submit your proxy card or vote by telephone or the Internet as provided on the proxy card to ensure that your vote is counted at the Annual Meeting.

Q.	How do I vote if I hold shares directly?

A.
If you own your shares directly, you may vote your shares by attending the Annual Meeting in person and completing a ballot or returning your validly executed proxy card at the meeting. The Annual Meeting will begin promptly at 10:00 a.m. local time on Monday, May 11, 2015 at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York. Attendance at the Annual Meeting will not, by itself, result in the revocation of a previously submitted proxy. Even if you are planning to attend the Annual Meeting, we encourage you to submit your proxy in advance to ensure the representation of your shares at the Annual Meeting.

If you do not want to attend the Annual Meeting and you hold your shares directly, you may vote by granting a proxy. To grant a proxy, vote over the Internet or by telephone as instructed in the Notice of Availability of Proxy Materials, or mail a signed proxy card, as soon as possible so that your shares may be represented at the Annual Meeting.

Votes over the Internet or by telephone must be received by 11:59 p.m. e.d.t. on May 10, 2015 in order to be counted.

Q.	How do I vote if I hold shares in street name?

A.
If you do not want to attend the Annual Meeting and you hold your shares in a stock brokerage account or if your shares are held by a bank or nominee (i.e., in “street name”), you must provide your broker with directions on how to vote your shares. Your broker will provide you with instructions regarding how to direct your broker to vote your shares. It is important to follow these instructions carefully to ensure your shares are represented at the Annual Meeting. If you do not provide directions to your broker, your shares will not be voted at the Annual Meeting.

If you want to attend the Annual Meeting and you hold your shares in street name, you must obtain a signed proxy card from your broker, bank or other nominee acting as record holder that gives you the right to vote the shares. Your broker will provide you with instructions regarding how to obtain a signed proxy card from the bank or other nominee acting as record holder in order to enable you to vote your shares in person at the Annual Meeting.

Q.	What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

A.	It means your shares are registered in different ways or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q.	How can I change my vote after I have mailed my proxy card?

A.
If you are a holder of record, you may generally change your vote by delivering a later-dated proxy or written notice of revocation to our Corporate Secretary before the Annual Meeting, or by attending the Annual Meeting and voting in person. If your shares are held in “street name” by your broker, you must follow the instructions received from your broker regarding how to change your vote.

Q&A-3

1229 Oak Valley Drive Ann Arbor, Michigan 48108

ANNUAL MEETING OF THE STOCKHOLDERS
OF AROTECH CORPORATION
TO BE HELD ON MAY 11, 2015

PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Arotech Corporation, for use at our Annual Meeting of Stockholders and any postponements and adjournments thereof. The meeting is to be held at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York, on Monday, May 11, 2015 at 10:00 a.m. local time, and thereafter as the meeting may be postponed or adjourned from time to time, for the purposes described in the accompanying Notice of Annual Meeting of Stockholders.

Stockholders of record at the close of business on March 13, 2015 will be entitled to vote at the annual meeting. As of March 13, 2015, there were 24,568,351 shares of our common stock outstanding held of record by 157 record stockholders. Each holder of common stock is entitled to one vote per share on each matter that comes before the annual meeting.

This proxy statement and the enclosed form of proxy will be available on the Internet to you commencing on or about March 30, 2015. We are also providing Internet access to our annual report for the fiscal year ended December 31, 2014 to our stockholders along with this proxy statement.

Voting Procedures and Vote Required

Proxies that are properly marked, dated, and signed, or submitted electronically via the Internet or by telephone by following the instructions on the proxy card, and not revoked will be voted at the annual meeting in accordance with any indicated directions. If no direction is indicated, proxies will be voted FOR electing the nominees for director set forth below; FOR ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2015; and IN THE DISCRETION OF THE HOLDERS OF THE PROXIES with respect to any other business that properly comes before the annual meeting and all matters relating to the conduct of the annual meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. We believe that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

You may revoke your proxy at any time before it is voted by delivering to the Secretary of our company a written revocation or a duly executed proxy bearing a later date than the date of the proxy being revoked (including a proxy voted over the Internet or by telephone). Any record stockholder attending the annual meeting in person may revoke his or her proxy and vote his or her shares at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the Inspector of Elections, with the assistance of our transfer agent. The Inspector of Elections will also determine whether or not a quorum is present at the annual meeting. The presence of a quorum is required to transact the business proposed to be transacted at the annual meeting. The presence in person or by proxy of holders of a majority of the outstanding shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes (as defined above) will be counted for purposes of determining the presence or absence of a quorum.

With respect to the first proposal (election of directors), directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote, and the director nominees who receive the greatest number of votes at the Annual Meeting (up to the total number of directors to be elected) will be elected. As a result, abstentions and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

With respect to the remaining proposal (ratification of the selection of BDO USA, LLP as our independent auditors), the affirmative vote of a majority of the total votes cast at the Annual Meeting on this proposal, in person or by proxy, is required to approve this proposal. As a result, abstentions will have the same practical effect as a negative vote on this proposal, and “broker non-votes” (see below) will not affect the outcome of the vote on this proposal.

The solicitation of proxies will be conducted over the Internet and by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the annual meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the annual meeting to beneficial owners of our common stock. We have hired Broadridge Financial Solutions, Inc. to assist us in providing Internet access and in the distribution of notices and of proxy materials. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

We are not aware of any matters other than those described in this proxy statement that will be acted upon at the annual meeting. In the event that any other matters do come before the annual meeting for a stockholder vote, the persons named as proxies in the form of proxy being delivered to you along with this proxy statement will vote in accordance with their best judgment on those matters.

At least ten days before the annual meeting, we will make a complete list of the stockholders entitled to vote at the meeting open to the examination of any stockholder for any purpose germane to the annual meeting. The list will be open for inspection during ordinary business hours at our principal executive offices, which are located at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and will also be made available to stockholders present at the annual meeting.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide for a Board of three or more directors, composed of three classes of similar size. The members of each class are elected in different years, so that only about one-third of the Board is elected in any single year. As indicated below, we currently have two directors in Class I (with a term of office expiring this year), two directors in Class II (with a term of office expiring in 2017), and two directors in Class III (with a term of office expiring in 2016).

Our Nominating Committee has identified a candidate who we believe would add depth to our Board and to our Audit Committee. Accordingly, at the annual meeting, we are proposing to increase the size of our Board to seven directors, to elect two Class II directors for three-year terms that expire in 2017, and to elect one additional Class III director for a one-year term ending in 2016.

Dr. Eastman and Mr. Marrus are designated Class I directors and have been elected for a term expiring this year and until their successors are elected and qualified; Prof. Jones and Mr. Rudy are designated Class II directors and have been elected for a term expiring in 2017 and until their successors are elected and qualified; and Messrs. Esses and Ehrlich are designated Class III directors and have been elected for a term expiring in 2016 and until their successors are elected and qualified.

Accordingly, Dr. Eastman and Mr. Marrus are nominees for Class I director, with a term expiring in 2018. Mr. Cappell is being proposed for a position as an additional Class III director, with a term that expires in 2016 and until his successor is elected and qualified.

Unless instructions are given to the contrary, each of the persons named as proxies will vote the shares to which each proxy relates FOR the election of each of the nominees listed below, for a term of three years expiring at the annual meeting of stockholders to be held in 2018, in the case of Dr. Eastman and Mr. Marrus, and for a term of one year expiring at the annual meeting of stockholders to be held in 2016, in the case of Mr. Cappell, and until the nominee’s successor is duly elected and qualified or until the nominee’s earlier death, removal or resignation. The nominees named below are all anticipated to be available for election and able to serve. However, if they should become unavailable, the proxy will be voted for substitute nominee(s) designated by the Board. The three nominees who receive the greatest number of votes properly cast for the election of directors will be elected.

The following table contains information concerning the nominees for directors and the other incumbent directors:

Name	Age	Position with Arotech	Class	Director Since
Dr. Jay M. Eastman(1)(2)	67	Director	I	October 1993
Michael E. Marrus (2) (3)(4)	52	Director	I	October 2007
Prof. Seymour Jones(1)(4)	84	Director	II	August 2005
Richard I. Rudy(1)(2)(4)	56	Director	II	August 2014
Steven Esses(3)	51	President and Chief Executive Officer and Director	III	July 2002
Robert S. Ehrlich(3)	77	Executive Chairman of the Board	III	May 1991
Kenneth W. Cappell	62	Director Nominee	III	–

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating Committee.
(3)	Member of the Executive and Finance Committee.
(4)	Member of the Audit Committee.

Nominees for Election as Class I Directors

Dr. Jay M. Eastman has been one of our directors since October 1993. From November 1991 to December 2011, Dr. Eastman served as President and Chief Executive Officer of Lucid, Inc. (OTCQB: LCDX), a public company that is developing laser technology applications for medical diagnosis and treatment; since December 2011, Dr. Eastman has served as a director and Chief Science Officer of Lucid. Dr. Eastman served as Senior Vice President of Strategic Planning of PSC Inc. (Nasdaq: PSCX), a manufacturer and marketer of laser diode bar code scanners, from December 1995 through October 1997. Dr. Eastman is also a director of Dimension Technologies, Inc., a developer and manufacturer of 3D displays for computer and video displays, and of Chapman Instruments, Inc., a private manufacturer of precision surface metrology instruments. From 1981 until 1983, Dr. Eastman was the Director of the University of Rochester’s Laboratory for Laser Energetics, where he was a member of the staff from 1975 to 1981. He holds, as inventor or co-inventor, 44 patents, and is a fellow of the Optical Society of America and the Society of Photo-Optical Instrumentation Engineers, as well as an honorary member of the Rochester Engineering Society. Dr. Eastman holds a B.S. and a Ph.D. in Optics from the University of Rochester in New York.

Dr. Eastman brings to our Board the unique perspective of a trained scientist who has also been deeply involved in the business world. Since many of our company’s products are of a “high-tech” nature, Dr. Eastman’s scientific background is extremely valuable to the Board. Additionally, Dr. Eastman brings to the Board his experiences as President and Chief Executive Officer of a high-tech company, as well as his experience as a director of other public companies. We believe that Dr. Eastman’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Michael E. Marrus has been one of our directors since October 2007. With 25 years of experience as an investment banker, Mr. Marrus has most recently been a Senior Managing Director at Dominick and Dominick, a wealth management and investment services firm, and a Managing Director of Merriman Capital, Inc., a financial services firm focused on growth companies. From 1998 to 2009, he was a Managing Director of C.E. Unterberg, Towbin & Co., an investment banking firm that was acquired by Collins Stewart plc. Prior to joining Unterberg, Towbin, Mr. Marrus was a Principal and founding member of Fieldstone Private Capital Group, an investment banking firm specializing in corporate, project and structured finance. Previously, he was employed at Bankers Trust Company, initially in the Private Equity and Merchant Banking Groups and subsequently in BT Securities, the securities affiliate of Bankers Trust. Mr. Marrus has an A.B. from Brown University and an M.B.A. from the Graduate School of Business, University of Chicago.

Mr. Marrus has been involved in mergers and acquisitions as an investment banker and has experience in company valuation in a wide range of industries, a critical skill set for us. We believe that Mr. Marrus’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Nominee for Election as a Class III Director

Kenneth W. Cappell is a nominee for a position as a Class III director. Mr. Cappell has been an Adjunct Professor of Accounting at Yeshiva University since August 2014. From 1987 until 2014, Mr. Cappell was a partner of PricewaterhouseCoopers LLP (“PwC”) and its predecessor firms, first as an audit partner (through 2000), then as a regional leader of internal audit services (through 2010), and finally as a managing partner of strategic development for PwC’s Risk Assurance practice (through his retirement in 2014). Mr. Cappell has worked with public companies in a variety of industries, including consumer and industrial products, financial services and entertainment. He has advised public company audit committees on diverse topics and has served as the de facto internal audit director at several companies. Mr. Cappell is a member of AICPA and the New York State Society of CPAs. He has served as a guest lecturer at the New York University Stern School of Business and Baruch College. Mr. Cappell has a B.A. in Economics from Yeshiva University and an M.B.A. in Finance from NYU Stern.

Mr. Cappell brings many years of experience as a partner at PwC with extensive financial accounting knowledge that is critical to our board of directors. Mr. Cappell’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective, coupled with his knowledge of internal audit, risks and controls, makes him an invaluable asset to our board of directors. We believe that Mr. Cappell’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Class II Directors

Seymour Jones has been one of our directors since August 2005. Prof. Jones has been a clinical professor of accounting at New York University Stern School of Business since September 1993. Prof. Jones teaches courses in accounting, tax, forensic accounting and legal aspects of entrepreneurism. He is also the Associate Director of Ross Institute of Accounting Research at Stern School of Business. His primary research areas include audit committees, auditing, entrepreneurship, financial reporting, and fraud. Prof. Jones is the principal author of numerous books including Conflict of Interest, The Coopers & Lybrand Guide to Growing Your Business, The Emerging Business and The Bankers Guide to Audit Reports and Financial Statements. From April 1974 to September 1995, Prof. Jones was a senior partner of the accounting firm of Coopers & Lybrand, a legacy firm of PwC. Prof. Jones is a certified public accountant in New York State. Prof. Jones received a B.A. in economics from City College, City University of New York, and an M.B.A. from NYU Stern.

Prof. Jones brings many years of experience as an audit partner at PwC with extensive financial accounting knowledge that is critical to our board of directors. Prof. Jones’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public companies from an independent auditor’s perspective and as a professor of accounting makes him an invaluable asset to our board of directors. We believe that Prof. Jones’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Richard I. Rudy has been one of our directors since August 2014. Since January of 2012, Mr. Rudy has been a founder and partner of Advanced Energy Capital, LLC, a private investment management concern with a focus on energy-related investments. Prior to that, beginning in 1997, Mr. Rudy was a principal of Stillwater Capital Partners, Inc. (“Stillwater”), a New York-based investment research and advisory company specializing in alternative investment strategies; before that, he was Chief Financial Officer and general counsel of the Conway Stores, a New York-based chain of discount apparel stores. Mr. Rudy received a B.S. (summa cum laude) in accounting from Brooklyn College and a J.D. from New York University School of Law.

Mr. Rudy has experience as a CFO, an attorney and a hedge fund principal, which positions him for all aspects of credit analysis and management. He spent several years at EF Hutton, a stock brokerage firm, and Drexel, Burnham & Lambert, formerly an investment banking firm focused on leveraged buyouts,, advising high net worth clients with regard to alternatives to traditional equity and credit investments, including energy and real estate-related investments. Mr. Rudy spent several years in a variety of corporate financial/managerial capacities and was jointly responsible for founding and running a $1.3 billion investment advisor whose primary focus was credit and asset based lending. Over the last years he has spearheaded several energy-related transactions and has through Advanced Energy Capital and other vehicles, financed over $400 million in energy-related sales transactions. He has co-managed many investment funds and vehicles and has been featured at several alternative investment conferences around the world. He has served on the boards of directors of several privately held companies and charitable institutions. We believe that Mr. Rudy’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Class III Directors

Robert S. Ehrlich has been our Executive Chairman of the Board since October 2014 and was our Chairman of the Board from January 1993. From October 2002 until September 2014, Mr. Ehrlich was our Chief Executive Officer. From May 1991 until January 1993, Mr. Ehrlich was our Vice Chairman of the Board, from May 1991 until October 2002 he was our Chief Financial Officer, and from October 2002 until December 2005, Mr. Ehrlich also held the title of President. From 1981 to 1991, Mr. Ehrlich served as Chairman of the Board and CEO of Fresenius USA, Inc. (NYSE: FRN), a manufacturer of medical devices. From 1987 to June 2003, Mr. Ehrlich served as a director of PSCX, and, between April 1997 and June 2003, Mr. Ehrlich was the chairman of the board of PSCX. Mr. Ehrlich received a B.S. and J.D. from Columbia University in New York, New York.

Mr. Ehrlich has experience as an accountant, an attorney and as an investment banker. He has been involved with public companies since the late 1960s, both as an investment banker and as the chief financial officer and a director of Mattel (Nasdaq: MAT), where he was instrumental in helping to uncover fraudulent practices in the preparation of certain of that company’s financial statements, and he continued to serve as a director of Mattel through the late 1980s. After leaving Mattel, Mr. Ehrlich founded his own boutique investment banking company and became a director of certain of the companies involved in his investment banking business. Mr. Ehrlich ultimately became the Chairman and CEO of Fresenius USA and of PSCX, prior to becoming our Chief Financial Officer in 1991 and our Chief Executive Officer in 2002. We believe that Mr. Ehrlich’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Steven Esses has been our President and Chief Executive Officer since October 2014. He has been a director since July 2002, our Executive Vice President since January 2003, our Chief Operating Officer from February 2003 until February 2012 and our President since December 2005. From 2000 until 2002, Mr. Esses was a principal with Stillwater. During this time, Mr. Esses also acted as an independent consultant to new and existing businesses in the areas of finance and business development. In 1995, Mr. Esses founded the Dunkin’ Donuts franchise in Israel and was its Managing Director and CEO until 2005. Before founding Dunkin’ Donuts Israel, Mr. Esses was the Director of Retail Jewelry Franchises with Hamilton Jewelry, and before that he served as Executive Director of Operations for the Conway Organization, a major off-price retailer with 17 locations.

Mr. Esses has been actively involved in the day-to-day management of companies since he was 22, when he co-founded a company that eventually went public. He has worked in retail and wholesale, in high-tech and low-tech, in a variety of industries. Throughout his career, he has been highly numbers-oriented, focusing on budgetary and fiscal matters and on building business value. We believe that Mr. Esses’s background and experience make him appropriate to serve as one of our directors in light of our business and structure.

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to elect the slate of nominees listed above. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” election of the Class I nominees and the Class III nominee described above.

Vote Required

Directors will be elected by a plurality of the votes cast by the holders of our common stock voting in person or by proxy at the annual meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the vote for election of directors.

The Board of Directors Recommends a Vote FOR Expanding the Size of the Board of
Directors to Seven, Fixing the Number of Class I Directors at Two, Fixing
the Number of Class III Directors at Three and FOR Election of
the Class I Nominees and the Class III Nominee Described Above

PROPOSAL NUMBER 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO USA, LLP (“BDO”), independent certified public accountants, have served as our independent auditors since June 2006. The Audit Committee has selected BDO as our independent auditors for the fiscal year ending December 31, 2015 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

BDO served as our independent auditors during the fiscal years ended December 31, 2014 and 2012. BDO’s reports on the financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, auditing scope or accounting principles.

Stockholder ratification of the selection of BDO as our independent auditors is not required by our by-laws or otherwise. However, we are submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in the best interests of Arotech and its stockholders.

Board Recommendation

Our Board of Directors has determined that it is in the best interests of Arotech and its stockholders to ratify the appointment of BDO as our independent auditors. Accordingly, our Board of Directors unanimously recommends that you vote “FOR” the proposal.

Vote Required

The affirmative vote of a majority of the votes cast at the meeting at which a quorum representing a majority of all outstanding shares of our common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum; abstentions will have the same practical effect as a negative vote on this proposal. While brokers are entitled to use their discretion to vote uninstructed proxies with respect to the proposal, not all brokers may do so, and any such “broker non-votes” will not be deemed a vote cast and will not have any effect on the outcome of this proposal.

The Board of Directors Recommends a Vote FOR Ratification of
BDO USA, LLP as our Independent Auditors.

CORPORATE GOVERNANCE

We operate within a corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We monitor developments in the area of corporate governance. The Board has initiated actions consistent with the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and The Nasdaq Stock Market.

In the fiscal year ending December 31, 2014, the Board held ten meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which such director serves.

As of January 1, 2015, a majority of the members of the Board of Directors satisfied the applicable independent director requirements of both the Securities and Exchange Commission and Rule 4200 of The Nasdaq Stock Market. Our non-management directors meet regularly in executive session separate from management.

It is our policy that each of our directors is invited and encouraged to attend our annual meeting of stockholders. All of our directors attended our 2014 annual meeting of stockholders.

Board Leadership Structure

From October 2002 until October 2015, we operated under the traditional U.S. board leadership structure with our chief executive officer serving as chairman of the board. However, upon the retirement of Mr. Ehrlich as our CEO after thirteen years in that position, our board re-evaluated its leadership structure. Beginning in October 2015 with the appointment of Mr. Esses as our new CEO, the board determined that it would be preferable for Mr. Ehrlich to continue to head our Board of Directors as its Executive Chairman. We believe this board leadership structure is best for our company and our shareholders as Mr. Esses begins his service as CEO of our company.

We believe it is the chief executive officer’s responsibility to run the company and the chairman’s responsibility to run the board. As directors continue to have more oversight responsibilities than ever before, we believe it is beneficial to have a chairman whose sole job is leading the board. In making its decision to change the leadership structure and appoint a separate chairman, the board considered Mr. Ehrlich’s long experience as our Chairman and as chairman of the board of other public companies, and the time that Mr. Esses will be required to devote to the CEO position in the current economic environment. By having Mr. Ehrlich serve as Executive Chairman of the Board, Mr. Esses will be able to focus his entire energy on running the company.

We believe our chief executive officer and our chairman have an excellent working relationship that has allowed Mr. Esses to make a good transition into the role of chief executive officer and will allow him to focus on growing our company in a difficult business environment. We believe this provides strong leadership for our board, while also positioning our CEO as the leader of the company in the eyes of our customers, employees and stockholders.

As part of our periodic board self-evaluation process, we evaluate our leadership structure to ensure that the board continues to believe that it provides the optimal structure for our company and stockholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure, with Mr. Esses serving as President and Chief Executive Officer and Mr. Ehrlich serving as Executive Chairman of the Board, is the optimal structure for our company at this time.

Our independent directors have not chosen to formally designate one of their number as lead independent director.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee, a Nominating Committee and an Executive and Finance Committee. The current composition of the various committees of the Board of Directors is as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee	Executive and Finance Committee
Seymour Jones Michael E. Marrus Richard I. Rudy	Jay M. Eastman Seymour Jones Richard I. Rudy	Michael Marrus Jay M. Eastman Richard I. Rudy	Robert S. Ehrlich Steven Esses Michael E. Marrus

Upon the election of Mr. Cappell, the composition of the various committees of the Board of Directors will be as follows (the name of the chairman of each committee appears in italics):

Audit Committee	Compensation Committee	Nominating Committee	Executive and Finance Committee
Seymour Jones Michael E. Marrus Richard I. Rudy Kenneth W. Cappell	Jay M. Eastman Seymour Jones Richard I. Rudy	Michael Marrus Jay M. Eastman Richard I. Rudy	Robert S. Ehrlich Steven Esses Michael E. Marrus

Audit Committee

The purpose of the Audit Committee is to review with management and our independent auditors the scope and results of the annual audit, the nature of any other services provided by the independent auditors, changes in the accounting principles applied to the presentation of our financial statements, and any comments by the independent auditors on our policies and procedures with respect to internal accounting, auditing and financial controls. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. In addition, the Audit Committee is charged with the responsibility for making decisions on the engagement, compensation, retention and oversight of the work of our independent auditors.

The Audit Committee following this Annual Meeting will consist of Prof. Jones (Chair) and Messrs. Marrus, Rudy and Cappell. Each member of the Audit Committee is an “independent director,” as that term is defined in Rule 4200(a)(15) of the listing standards and Marketplace Rules of the National Association of Securities Dealers (the “NASD”) and the SEC’s Rule 10A-3. All Audit Committee members possess the required level of financial literacy. We have determined that each of Prof. Jones and Mr. Cappell qualifies as an “audit committee financial expert” under applicable SEC and Nasdaq regulations. The Audit Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://content.stockpr.com/arotech/media/b7c6b7bc3ea4b17ef9af28aab2221d6d.pdf. Additionally, in compliance with SEC rules we are required to append a copy of the Audit Committee Charter to our proxy statement at least once every three years. We last sent a copy of our charter to our stockholders in our 2012 proxy statement. We have accordingly attached a copy of our Audit Committee Charter as Annex A hereto.

The Audit Committee held four meetings during the fiscal year ending December 31, 2014.

Compensation Committee

The duties of the Compensation Committee are to recommend compensation arrangements for our executive officers and review annual compensation arrangements for all other officers and significant employees.

The Compensation Committee following this Annual Meeting will consist of Dr. Eastman (Chair), Prof. Jones and Mr. Rudy. Each member of the Compensation Committee is an independent director as that term is defined in the NASD listing standards. The Compensation Committee operates under a formal charter that governs its duties, which charter is publicly available through a hyperlink located on the investor relations page of our website, at http://content.stockpr.com/arotech/media/249a9ac7cc90aa315f94037d49d2246e.pdf.

The Compensation Committee maintains compensation and incentive programs designed to motivate, retain and attract management and utilize various combinations of base salary, bonuses payable upon the achievement of specified goals, discretionary bonuses and grants of restricted stock. Our President and Chief Executive Officer, Mr. Steven Esses, our Executive Chairman, Mr. Robert S. Ehrlich, and our Chief Financial Officer, Mr. Thomas J. Paup, are all parties to employment agreements with us. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years. Some of these components, such as salary, are generally fixed and do not vary based on our financial and other performance; some components, such as bonus, are in whole or in part dependent upon the achievement of certain goals jointly agreed upon by our management and the Compensation Committee; and some components, such as stock options and restricted stock, have a value that is dependent upon our stock price at the time of award and going forward. The Compensation Committee reviews the compensation, both cash and stock, of our executive officers on an annual basis, while taking into account as well changes in compensation during previous years.

The Compensation Committee performs an annual review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate compensation for the services they perform, as well as adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies.

Compensation Committee meetings typically have included, for all or a portion of some of the meetings, a representative of The Burke Group, Inc., a well-known consulting firm specializing in executive officer compensation, as well as preliminary discussion with our senior officers prior to our Compensation Committee deliberating without any members of management present. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chairman and Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chairman and Chief Executive Officer.

The Compensation Committee held one meeting and acted by unanimous consent once during the fiscal year ending December 31, 2014.

Nominating Committee

The Nominating Committee identifies and proposes candidates to serve as members of the Board of Directors. Proposed nominees for membership on the Board of Directors submitted in writing by stockholders to Arotech’s Secretary will be brought to the attention of the Nominating Committee.

The Nominating Committee following this Annual Meeting will consist of Mr. Marrus (Chair), Dr. Eastman and Mr. Rudy. Each member of the Nominating Committee is an independent director as that term is defined in the NASD listing standards. The Nominating Committee makes recommendations to the Board of Directors regarding new directors to be selected for membership on the Board of Directors and its various committees. The Nominating Committee operates under a formal charter that governs its duties. The Nominating Committee’s charter is publicly available through a hyperlink located on the investor relations page of our website, at http://content.stockpr.com/arotech/media/9db8a8bd53ecd3f2d895b23986e237c8.pdf.

The Nominating Committee held one meeting during the fiscal year ending December 31, 2014.

Policies Regarding Director Qualifications

The Board has adopted policies regarding director qualifications. To be considered for nomination as a director, any candidate must meet the following minimum criteria:

a.      Ability and willingness to undertake a strategic governance role, clear and distinct from the operating role of management.

b.      High-level leadership experience in business, government, or other major complex professional or non-profit organizations that would have exposed the individual to the challenges of leadership and governance in a dynamic and highly competitive marketplace.

c.      Highly accomplished in their respective field, with superior credentials and recognition.

d.      Demonstrated understanding of the elements and issues relevant to the success of a large publicly-traded company in the current volatile business, legal and governance environment.

e.      Demonstrated business acumen and creative/strategic thinking ability.

f.       Personal Characteristics:

➢
Ability and willingness to contribute special competencies to the Board in a collaborative manner. The areas of expertise required at any point in time may vary, based on the existing composition of the Board. They may include, but would not be limited to, capabilities honed as a CEO or a senior functional leader in operations, finance, information technology, marketing, organizational development, and experience making step change to transform a business.

➢	Personal integrity and highest ethical character. Absence of any conflicts of interest, either real or perceived.

➢	Willingness to apply sound and independent business judgment, enriching management and Board proposals or challenging them constructively as appropriate.

➢
Willing to exert influence through strong influence skills and constructive teamwork. This is essential to effective collaboration with other directors as well as providing constructive counsel to the CEO.

➢	Understanding of and full commitment to our governance principles and the obligation of each director to contribute to good governance, corporate citizenship, and corporate image for Arotech.

➢	Willingness to devote the time necessary to assume broad fiduciary responsibility and to participate fully in Arotech governance requirements with appropriate due diligence and attention.

In this regard, each nominee will be asked to disclose the boards of directors on which he or she currently sits, and each current director will be asked to inform the Nominating Committee of additional corporate board nominations (both for-profit and non-profit). This notification is to ensure appropriate dialogue about the impact of the added responsibilities on the individual’s availability to perform thoroughly his or her duties as an Arotech director.

Policies Regarding Diversity

The Board of Directors will consist of a majority of people who are active, primarily in business roles, and selected retired individuals. Those active in the business community will bring the most current business thinking, and retirees will bring their long experience and seasoned business judgment. Every effort will be made to achieve diversity in the Board’s membership.

From time to time, the particular capabilities needed to round out the total Board’s portfolio of competencies may vary. The Nominating Committee is empowered to consider the demographics of the total Board as it considers the requirements for each Board vacancy and to identify particular unique capabilities needed at that point in time.

Policies Regarding Director Nominations

The Board’s Nominating Committee is responsible for the Board of Director’s nomination process. New candidates for the Board of Directors may be identified by existing directors, a third party search firm (paid for its professional services) or may be recommended by stockholders. In considering new candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. However, all director nominees will be evaluated against the same standards and in the same objective manner, based on competencies and personal characteristics listed above, regardless of how they were identified. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

➢	The name of the stockholder and evidence of the person’s ownership of our stock, including the number of shares owned and the length of time of ownership; and

➢
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of Arotech and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to Arotech’s Secretary at 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, and must be received by Arotech’s Secretary not less than 120 days prior to the anniversary date of our most recent proxy statement in connection with our previous year’s annual meeting of stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a stockholder, although, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Executive and Finance Committee

The Executive and Finance Committee exercises the powers of the Board during the intervals between meetings of the Board, in the management of our property, business and affairs (except with respect to certain extraordinary transactions).

The Executive and Finance Committee following this Annual Meeting will consist of Messrs. Ehrlich (Chair), Esses and Marrus.

The Executive and Finance Committee did not meet during the fiscal year ending December 31, 2014.

COMPENSATION AND OTHER MATTERS

Director Compensation Report

Non-employee members of our Board of Directors are entitled to a cash retainer of $8,000 (plus expenses) per quarter, plus $500 per quarter for each committee on which such outside directors serve ($1,000 per quarter for members of the Executive and Finance Committee). The Chairman of the Audit Committee receives an additional retainer of $1,500 per quarter, and the Chairman of the Compensation Committee receives an additional retainer of $1,000 per quarter. No per-meeting fees are paid. In addition, we have adopted a Non-Employee Director Equity Compensation Plan, pursuant to which non-employee directors receive an initial grant of a number of restricted shares having a fair market value on the date of grant equal to $25,000 upon their election as a director, and an annual grant on March 31 of each year of a number of restricted shares having a fair market value on the date of grant equal to $35,000. Each grant of restricted stock shall become free of restrictions in three equal installments on each of the first, second and third anniversaries of the grant, unless the director is removed from the Board for cause prior to such vesting. Restrictions lapse automatically in the event of a director being removed for service other than for cause, or being nominated as a director but failing to be elected, or death, disability or mandatory retirement. Furthermore, all restrictions lapse prior to the consummation of a merger or consolidation involving us, our liquidation or dissolution, any sale of substantially all of our assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of our then-outstanding common stock.

The following table shows the compensation earned or received by each of our non-officer directors for the year ended December 31, 2014:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards Granted 2014	Total	Stock Awards Vested(1) 2014
Dr. Jay M. Eastman	$33,000	$25,000	$58,000	$75,239	(2)
Seymour Jones	$36,000	$25,000	$61,000	$75,239	(3)
Michael E. Marrus	$31,500	$25,000	$56,500	$75,239	(4)
Richard I. Rudy	$9,500	$25,000	$34,500	$–	(5)
Arthur S. Leibowitz(7)	$29,000	$25,000	$54,500	$75,239	(6)

(1)	This column reflects the 2014 compensation expense for stock based awards for the year ended December 31, 2014.
(2)	As of December 31, 2014, Dr. Eastman held 20,820 unvested restricted shares of our common stock that were awarded in 2014.
(3)	As of December 31, 2014, Prof. Jones held 20,820 unvested restricted shares of our common stock that were awarded in 2014.
(4)	As of December 31, 2014, Mr. Marrus held 20,820 unvested restricted shares of our common stock that were awarded in 2014.
(5)	As of December 31, 2014, Mr. Leibowitz held 20,820 unvested restricted shares of our common stock that were awarded in 2014.
(6)	As of December 31, 2014, Mr. Rudy held 6,983 unvested restricted shares of our common stock that were awarded in 2014.
(7)	This individual retired as a director effective August 11, 2014.

Executive Officer Compensation Report

The following table, which should be read in conjunction with the explanations provided below, shows the compensation that we paid (or accrued) to our executive officers during the fiscal years ended December 31, 2014 and 2013:

SUMMARY COMPENSATION TABLE(1)

Name and Principal Position	Year	Salary		Bonus(2)	Stock Awards Granted(3)	All Other Compensation		Total
Steven Esses	2014	$330,946	(4)	$374,600	$223,000	$516,356	(5)	$1,444,902
President, Chief Executive Officer and a director	2013	$273,437	(6)	$205,400	$273,750	$398,878	(7)	$1,151,465
Robert S. Ehrlich(8)	2014	$482,808		$361,250	$111,500	$64,385	(9)	$1,019,943
Executive Chairman of the Board and a director	2013	$444,356		$379,900	$365,000	$135,423	(10)	$1,321,679
Thomas J. Paup	2014	$225,000		$187,250	$133,800	$1,436	(11)	$547,486
Senior Vice President – Finance and Chief Financial Officer	2013	$201,400		$100,500	$273,750	$-	(11)	$575,650

(1)
We paid the amounts reported for each named executive officer in U.S. dollars and/or New Israeli Shekels (NIS). We have translated amounts paid in NIS into U.S. dollars at the exchange rate of NIS into U.S. dollars at the time of payment or accrual, except that certain items are pursuant to corporate policy paid at a set exchange rate that may be higher than the actual exchange rate on the date of payment. The difference, which was a positive number in 2014 and 2013, has been reported under “Salary.” The exchange rate differences for Mr. Ehrlich were $97,300 and $88,797 for 2014 and 2013, respectively. The exchange rate differences for Mr. Esses were $88,716 and $54,642 for 2014 and 2013, respectively.

(2)	Bonuses are performance-based, against criteria established by the Compensation Committee of the Board of Directors and approved by the full Board of Directors. See “Employment Contracts,” below.
(3)
Reflects the value of awards of restricted stock or restricted stock units granted to our executive officers based on the compensation cost of their stock-based awards. The number of shares of restricted stock or restricted stock units received by our executive officers pursuant to such awards in 2014, vesting entirely after one year (dependent 33% on tenure and 67% on performance), was as follows: Mr. Esses, 100,000; Mr. Ehrlich, 50,000; and Mr. Paup, 60,000. The number of shares of restricted stock or restricted stock units received by our executive officers pursuant to such awards in 2013, vesting entirely after one year (dependent 33% on tenure and 67% on performance), was as follows: Mr. Esses, 75,000; Mr. Ehrlich, 100,000; and Mr. Paup, 75,000. All of these shares vested in 2014.

(4)
Does not include approximately $124,723 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(5)
Of this amount, $119,750 represents payments to Israeli pension and education funds; $378,207 represents the change in our accrual for severance pay that will be payable to Mr. Esses upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $37,460 represents sick pay redemption; $4,544 represents the change in sick pay accruals; $(18,460) represents the change of our accrual for vacation pay; $825 represents tax reimbursements; and $3,298 represents other normal or mandated Israeli benefits.

(6)
Does not include approximately $148,723 that we paid in consulting fees to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(7)
Of this amount, $38,745represents payments to Israeli pension and education funds; $38,856 represents the change in our accrual for severance pay that will be payable to Mr. Esses upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $28,680 represents sick pay redemption; $214,559 represents the change in sick pay accruals; $8,687 represents the change of our accrual for vacation pay; $750 represents tax reimbursements; and $68,601 represents other normal or mandated Israeli benefits.

(8)	Mr. Ehrlich was serving as our Chief Executive Officer until October 2014, at which time he became our Executive Chairman of the Board.
(9)
Of this amount, $31,013 represents the change in our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $29,112 represents the change of our accrual for vacation pay; $857 represents tax reimbursements; $44,609 represents redemption of vacation days; and $17,018 represents other normal or mandated Israeli benefits.

(10)
Of this amount, $91,834 represents the change in our accrual for severance pay that will be payable to Mr. Ehrlich upon his leaving our employ other than if he is terminated for cause, such as a breach of trust; $32,205 represents the change of our accrual for vacation pay; $3,578 represents tax reimbursements and $7,806 represents other normal or mandated Israeli benefits.

(11)	Represents the increase (decrease) in our accrual for Mr. Paup for accrued but unused vacation days.

Executive Loans

In 2000, we extended a loan to one of our Named Executive Officers. This loan is summarized in the following table, and is further described under “Certain Relationships and Related Transactions – Officer Loan,” below.

Name of Borrower	Date of Loan	Original Principal Amount of Loan	Amount Outstanding as of 12/31/2014	Terms of Loan
Robert S. Ehrlich	02/09/2000	$329,163	$452,995	Twenty-five-year non-recourse loan to purchase our stock, secured by the shares of stock purchased.

Plan-Based Awards

Grants of Restricted Stock or Restricted Stock Units

During 2014, the Compensation Committee approved the grant of a total of 210,000 shares of restricted stock or restricted stock units to our executive officers (in connection with their amended and restated employment agreements). The table below sets forth each equity award granted to our executive officers during the year ended December 31, 2014:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stocks	Grant Date Fair Value of Stock Awards (1)
Steven Esses(2)	12/15/2014	225,000	$560,500
Robert S. Ehrlich(2)	12/15/2014	50,000	$111,500
Thomas J. Paup(2)	12/15/2014	60,000	$133,800

(1)
Reflects the aggregate market value of the shares of restricted stock or restricted stock units determined based on the closing price of our common stock on the Nasdaq Global Market on the date of grant.

(2)	The restricted shares or restricted stock units vest on December 31, 2015 (dependent 33% on tenure and 67% on performance).

Stock Option Exercises and Vesting of Restricted Stock Awards

Our executive officers did not exercise any stock options during 2014. The following table presents awards of restricted stock or restricted stock units that vested during the year ended December 31, 2014.

STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Steven Esses	25,000	$148,665
Robert S. Ehrlich	33,333	$111,500

(1)
Reflects the aggregate market value of the shares of restricted stock or restricted stock units determined based on a per share price at vesting based on the closing price of our common stock on the Nasdaq Global Market.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information for our executive officers with respect to option, restricted stock and restricted stock unit values at the end of the fiscal year ended December 31, 2014:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock Awards
				Equity Incentive Plan Awards
Name	Number of Shares that Have Not Vested (#)		Market Value of Shares that Have Not Vested(2) ($)	Number of Unearned Shares that Have Not Vested (#)		Market Value of Unearned Shares that Have Not Vested(1) ($)
Steven Esses	208,333	(2)	$483,333	116,667	(3)	$270,667
Robert S. Ehrlich	83,333	(4)	$193,333	100,000	(5)	$232,000
Thomas J. Paup	45,000	(6)	$104,400	90,000	(7)	$208,800

(1)
Reflects the aggregate market value of the shares of restricted stock or restricted stock units determined based on a per share price at grant based on the closing price of our common stock on that day on the Nasdaq Global Market.

(2)
25,000 of these shares vest on December 31, 2014, 25,000 of these shares vest on June 30, 2015, 100,000 of these shares vest on December 31, 2015, 41,667 of these shares vest on December 31, 2016, and 41,666 of these shares vest on December 31, 2017, based solely on continued employment through such dates.

(3)
50,000 of these shares vest on December 31, 2014 and 66,667 of these shares vest on December 31, 2016, based on continued employment through such dates and on achievement by us of certain performance criteria.

(4)
33,333 of these shares vest on December 31, 2014, 33,333 of these shares vest on June 30, 2015, and 16,667 of these shares vest on December 31, 2015, based solely on continued employment through such dates.

(5)
66,667 of these shares vest on December 31, 2014 and 33,333 of these shares vest on December 31, 2016, based on continued employment through such dates and on achievement by us of certain performance criteria.

(6)	25,000 of these shares vest on December 31, 2014, and 20,000 of these shares vest on December 31, 2015, based solely on continued employment through such dates.
(7)
50,000 of these shares vest on December 31, 2014 and 40,000 of these shares vest on December 31, 2016, based on continued employment through such dates and on achievement by us of certain performance criteria.

Employment Contracts

Steven Esses

Mr. Esses is party to an amended and restated employment agreement with us effective October 1, 2014. The term of this employment agreement expires on December 31, 2017. The employment agreement provides that Mr. Esses will serve as our President and Chief Executive Officer.

The employment agreement provides for a monthly base salary of NIS 105,000 (approximately $27,666 per month at the rate of exchange in effect on November 10, 2014), as adjusted for Israeli inflation (but with no retroactive inflation adjustment for 2015 in respect of inflation during 2014) in an amount of not less than 3.5%. Additionally, the board may, at its discretion, raise Mr. Esses’s base salary. Mr. Esses also receives a retention bonus in the amount of 125,000 shares of restricted stock, vesting (contingent on continued employment) in three equal tranches on each of December 31, 2015, 2016 and 2017.

The employment agreement provides that if the results we actually attain in a given year are at least 100% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 25% of Mr. Esses’s annual base salary then in effect, up to a maximum of 75% of his annual base salary then in effect if the results we actually attain for the year in question are 110% or more of the amount we budgeted at the beginning of the year. For 2013 and 2014, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined in part on the achievement of set budgetary forecast targets for adjusted EBITDA, a non-GAAP measurement, and in part on the achievement of other targets – in the case of 2013, targets for revenues and adjusted EBITDA, and in the case of 2014, targets for adjusted EBITDA. Bonus targets will be chosen for 2015 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses, and contains confidentiality and non-competition covenants.

We can terminate Mr. Esses’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Esses has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events. Additionally, Mr. Esses may retire (after age 65), retire early (after age 55) or terminate his agreement for any reason upon 150 days’ notice.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation (including under most circumstances Israeli statutory severance), and (unless we have terminated the agreement for Cause or Mr. Esses has terminated the agreement without Good Reason and without giving us 150 days’ notice of termination) bonuses (to the extent earned) due for the year in which employment is terminated and severance pay equal to the greater of (i) twenty-four (24) times monthly salary, and (ii) NIS 4,430,250 (approximately $1,167,296 at the rate of exchange in effect on November 10, 2014). In addition, upon retirement or early retirement, Mr. Esses receives a further payment of up to $250,000. Furthermore, Mr. Esses will receive, in respect of all benefits, an additional sum in the amount of (i) $75,000, in the case of termination due to disability, Good Reason, death, or non-renewal, or (ii) $150,000, in the case of termination due to early retirement, retirement, change of control or change of location. Additionally, in respect of any termination due to a change of control or a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change or in the event of his death or disability, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

A table describing the payments that would have been due to Mr. Esses under his employment agreement had Mr. Esses’s employment with us been terminated at the end of 2014 under various circumstances appears under “Potential Payments and Benefits upon Termination of Employment – Steven Esses,” below.

In April 2009, we, with the agreement of Mr. Esses, funded a portion of his severance security by means of issuing to him, in trust, restricted stock having a value (based on the closing price of our stock on the Nasdaq Stock Market on the date on which Mr. Esses and our board of directors agreed on this arrangement) of $200,000, a total of 273,973 shares. In Mr. Esses’s new employment agreement, we agreed with him that these shares would be his without restriction, and that the issuance of these shares to him would not reduce our severance obligations referred to above.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

Robert S. Ehrlich

Mr. Ehrlich is party to an amended and restated employment agreement with us effective in January 2015. The term of this employment agreement expires on December 31, 2017. The employment agreement provides that Mr. Ehrlich will serve as our Executive Chairman of the Board.

The employment agreement provides for a monthly base salary of NIS 98,822 (approximately $25,236 at the rate of exchange in effect on December 24, 2014), as adjusted for Israeli inflation (but with no retroactive inflation adjustment for 2015 in respect of inflation during 2014). Additionally, the board may, at its discretion, raise Mr. Ehrlich’s base salary.

The employment agreement also provides for an annual bonus divided into three tranches. The first tranche of the bonus is in an amount equaling between 20% and 50% of one-third of Mr. Ehrlich’s gross annual Base Salary, and is awarded based on the achievement of acquisition and finance objectives during the previous fiscal year, such objectives to be set by the Compensation Committee after consultation with management. The second and third tranches are based on the results we actually attain in a given year, and are paid on a sliding scale, in an amount equal to a minimum of 20% of two-thirds of Mr. Ehrlich’s annual base salary then in effect if the results we actually attain for the year in question are 100% of the amount we budgeted at the beginning of the year, up to a maximum of 50% of two-thirds of his annual base salary then in effect if the results we actually attain for the year in question are 110% or more of the amount we budgeted at the beginning of the year. Budget targets in the past have included combinations of revenues, EBITDA, backlog, and/or other factors. Mr. Ehrlich’s previous employment agreement had a similar bonus provision (but with a lower (20%) threshold bonus). For 2013 and 2014, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined in part on the achievement of set budgetary forecast targets for adjusted EBITDA, a non-GAAP measurement, and in part on the achievement of other targets – in the case of 2013, targets for revenues and adjusted EBITDA, and in the case of 2014, targets for adjusted EBITDA. Bonus targets will be chosen for 2015 based upon future budgetary forecasts.

The employment agreement also contains various benefits customary in Israel for senior executives, tax and financial planning expenses, and contains confidentiality and non-competition covenants.

We can terminate Mr. Ehrlich’s employment agreement in the event of death or disability or for “Cause” (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct). Mr. Ehrlich has the right to terminate his employment upon a change in our control or for “Good Reason,” which is defined to include adverse changes in employment status or compensation, our insolvency, material breaches and certain other events.

Upon termination of employment, the employment agreement provides for payment of all accrued and unpaid compensation and benefits (including under most circumstances Israeli statutory severance), and (unless we have terminated the agreement for Cause or Mr. Ehrlich has terminated the agreement without Good Reason) bonuses (to the extent earned) due for the year in which employment is terminated. Furthermore, in respect of any termination by us other than termination for Cause, all outstanding options and all restricted shares will be fully vested. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

The employment agreement further notes that Mr. Ehrlich’s severance payment of $1,625,400 under his prior agreement, which has been fully earned, has been paid to him (or that bank standing instructions have been issued with respect to such payment).

A table describing the payments that would have been due to Mr. Ehrlich under his employment agreement had Mr. Ehrlich’s employment with us been terminated at the end of 2014 under various circumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Robert S. Ehrlich,” below.

Thomas J. Paup

Mr. Paup is party to an amended and restated employment agreement with us executed in May 2013 and amended in January 2014, having a term running until December 31, 2015. The employment agreement provides that Mr. Paup will serve as our Senior Vice President – Finance and Chief Financial Officer. In January 2015, Mr. Paup’s employment agreement was amended to, among other things, extend the term through March 31, 2017 and to increase the number of vacation days Mr. Paup receives annually from 20 to 40.

Under the terms of his employment agreement as amended, Mr. Paup is entitled to receive a base salary of $250,000, as adjusted annually for inflation (but with no retroactive inflation adjustment for 2013 in respect of inflation during 2012).

The employment agreement provides that if the results we actually attain in a given year are at least 90% of the amount we budgeted at the beginning of the year, we will pay a bonus, on a sliding scale, in an amount equal to a minimum of 16.5% of Mr. Paup’s annual base salary then in effect, up to a maximum of 50% of his annual base salary then in effect if the results we actually attain for the year in question are 110% or more of the amount we budgeted at the beginning of the year. Mr. Paup’s previous employment agreement had a similar bonus provision (but with a higher (20%) threshold bonus). For 2013 and 2014, the Compensation Committee choose financial targets for determining eligibility for the above-referenced cash incentive bonus that are determined in part on the achievement of set budgetary forecast targets for adjusted EBITDA, a non-GAAP measurement, and in part on the achievement of other targets – in the case of 2013, targets for revenues and adjusted EBITDA, and in the case of 2014, targets for adjusted EBITDA. Bonus targets will be chosen for 2015 based upon future budgetary forecasts.

Mr. Paup’s employment agreement provides that if we terminate his agreement other than for cause (defined as conviction of certain crimes, willful failure to carry out directives of our board of directors or gross negligence or willful misconduct), we must pay Mr. Paup severance in an amount of twelve times his monthly salary. Restricted shares that have vested prior to the date of termination are not forfeited under any circumstances, including termination for Cause.

A table describing the payments that would have been due to Mr. Paup under his employment agreement had Mr. Paup’s employment with us been terminated at the end of 2014 under various circumstances (pursuant to the terms of his then-current employment agreement) appears under “Potential Payments and Benefits upon Termination of Employment – Thomas J. Paup,” below.

Others

Other employees have entered into individual employment agreements with us. These agreements govern the basic terms of the individual’s employment, such as salary, vacation, overtime pay, severance arrangements and pension plans. Subject to Israeli law, which restricts a company’s right to relocate an employee to a work site farther than sixty kilometers from his or her regular work site, we have retained the right to transfer certain employees to other locations and/or positions provided that such transfers do not result in a decrease in salary or benefits. All of these agreements also contain provisions governing the confidentiality of information and ownership of intellectual property learned or created during the course of the employee’s tenure with us. Under the terms of these provisions, employees must keep confidential all information regarding our operations (other than information which is already publicly available) received or learned by the employee during the course of employment. This provision remains in force for five years after the employee has left our service. Further, intellectual property created during the course of the employment relationship belongs to us.

A number of the individual employment agreements, but not all, contain non-competition provisions which restrict the employee’s rights to compete against us or work for an enterprise which competes against us. Such provisions generally remain in force for a period of two years after the employee has left our service.

Under the laws of Israel, an employee of ours who has been dismissed from service, died in service, retired from service upon attaining retirement age, or left due to poor health, maternity or certain other reasons, is entitled to severance pay at the rate of one month’s salary for each year of service, pro rata for partial years of service. We currently fund this obligation by making monthly payments to approved private provident funds and by its accrual for severance pay in the consolidated financial statements.

Potential Payments and Benefits upon Termination of Employment

This section sets forth in tabular form quantitative disclosure regarding estimated payments and other benefits that would have been received by certain of our executive officers if their employment had terminated on December 31, 2014 (the last business day of the fiscal year), pursuant to the terms of their current employment agreements.

For a narrative description of the severance and change in control arrangements in the employment contracts of Messrs. Esses, Ehrlich, and Paup, see “– Employment Contracts,” above. Each of Messrs. Esses and Ehrlich will be eligible to receive severance payments in excess of accrued but unpaid items only if he signs a general release of claims.

Steven Esses

The following table describes the potential payments and benefits upon employment termination for Steven Esses, our President and Chief Executive Officer, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2014 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

See also “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

STEVEN ESSES
Payments and Benefits	Non- Renewal(1)	Death or Disability(2)	Cause(3)	Good Reason(4)	Change of Control(5)	Retirement(6)	Early Retirement(7)	Other Employee Termination(8)
Accrued but unpaid(9):
Base salary	$23,333	$23,333	$23,333	$23,333	$23,333	$23,333	$23,333	$23,333
Vacation	78,441	78,441	78,441	78,441	78,441	78,441	78,441	78,441
Sick leave(10)	218,197	218,197	218,197	218,197	218,197	218,197	218,197	218,197
Recuperation pay(11)	324	324	324	324	324	324	324	324
Benefits:
Manager’s insurance(12)	3,695	3,695	3,695	3,695	3,695	3,695	3,695	3,695
Continuing education fund(13)	1,750	1,750	1,750	1,750	1,750	1,750	1,750	1,750
Contractual severance	1,135,962	1,135,962	–	1,135,962	1,135,962	1,135,962	1,135,962	–
Statutory severance(14)	430,779	430,779	–	430,779	430,779	430,779	430,779	–
Benefits	–	–	–	75,000	150,000	150,000	150,000	–
TOTAL:	$1,892,481	$1,892,481	$325,740	$1,967,481	$2,042,481	$2,042,481	$2,042,481	$325,740

(1)
“Non-renewal” is defined in Mr. Esses’s employment agreement as a decision, made with written notice of at least 90 days in advance of the effective date of such decision, by either us or Mr. Esses not to renew Mr. Esses’s employment for an additional two-year term. Pursuant to the terms of Mr. Esses’s employment agreement, in the absence of such notice, Mr. Esses’s employment agreement automatically renews.

(2)
“Disability” is defined in Mr. Esses’s employment agreement as a physical or mental infirmity which impairs Mr. Esses’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(3)
“Cause” is defined in Mr. Esses’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Chief Executive Officer, provided that such directive concerned matters within the scope of Mr. Esses’s duties, would not give Mr. Esses “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; or (iv) reckless or willful misconduct that is materially harmful to us.

(4)
“Good Reason” is defined in Mr. Esses’s employment agreement as (i) (a) a change in Mr. Esses’s status, title, position or responsibilities which, in Mr. Esses’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto, (b) a change in the primary location from which Mr. Esses shall have conducted his business activities during the 60 days prior to such change, or (c) a change in the composition of a majority of the Board of Directors; (ii) a reduction in Mr. Esses’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Esses is participating; (iv) our insolvency or the filing (by any party, including us) of a petition for our winding-up; (v) any material breach by us of any provision of Mr. Esses’s employment agreement; or (vi) any purported termination of Mr. Esses’s employment for cause by us which does not comply with the terms of Mr. Esses’s employment agreement.

(5)	Represents additional payment due to Mr. Esses should he terminate his employment under the circumstances set forth in clause (i)(c) of footnote 4 above.
(7)	“Retirement” is defined as Mr. Esses terminating his employment with us at age 65 or older on at least 150 days’ prior notice.
(8)	“Early Retirement” is defined as Mr. Esses terminating his employment with us at age 55 or older (up to age 65) on at least 150 days’ prior notice.
(9)
Any termination by Mr. Esses of his employment with us that does not fit into any of the prior categories, including but not limited to Mr. Esses terminating his employment with us, with or without notice, other than at the end of an employment term or renewal thereof, in circumstances that do not fit into any of the prior categories.

(10)
Does not include a total of $9,000 in accrued but unpaid consulting fees due at December 31, 2014 to Sampen Corporation, a New York corporation owned by members of Steven Esses’s immediate family, from which Mr. Esses receives a salary. See “Certain Relationships and Related Transactions – Consulting Agreement with Sampen Corporation,” below.

(11)	Limited to an aggregate of 30 days.
(12)	Pursuant to Israeli law and our customary practice, we pay Mr. Esses in July of each year the equivalent of six days’ “recuperation pay” at the statutory rate of NIS 378 (approximately $97) per day.
(13)
Payments to managers’ insurance, a benefit customarily given to senior executives in Israel, come to a total of 15.83% of base salary, consisting of 8.33% for payments to a fund to secure payment of statutory severance obligations, 5% for pension and 2.5% for disability. The managers’ insurance funds reflected in the table do not include the 8.33% payments to a fund to secure payment of statutory severance obligations with respect to amounts paid prior to December 31, 2013, which funds are reflected in the table under the “Statutory severance” heading.

(14)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Esses’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 31, 2014, the ceiling then in effect was NIS 15,712 (approximately $4,040). In Mr. Esses’s case, we have customarily contributed to his continuing education fund in excess of the tax-exempt ceiling, and then reimbursed Mr. Esses for the tax. The sums in the table reflect this additional contribution and the resultant tax reimbursement.

(15)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.

Robert S. Ehrlich

The following table describes the potential payments and benefits upon employment termination for Robert S. Ehrlich, our Executive Chairman of the Board, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2014 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

ROBERT S. EHRLICH
Payments and Benefits	Death or Disability(1)	Cause(2)	Good Reason(3)	Other Employee Termination(4)
Accrued but unpaid:
Base salary	$32,123	$32,123	$32,123	$32,123
Vacation	112,975	112,975	112,975	112,975
Recuperation pay(5)	405	405	405	405
Benefits:
Continuing education fund(6)	2,409	2,409	2,409	2,409
Contractual severance	1,625,400	1,625,400	1,625,400	1,625,400
Statutory severance(7)	976,278	–	976,278	–
TOTAL:	$2,749,590	$1,773,312	$2,749,590	$1,773,312

(1)
“Disability” is defined in Mr. Ehrlich’s employment agreement as a physical or mental infirmity which impairs Mr. Ehrlich’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(2)
“Cause” is defined in Mr. Ehrlich’s employment agreement as (i) conviction for fraud, crimes of moral turpitude or other conduct which reflects on us in a material and adverse manner; (ii) a willful failure to carry out a material directive of our Board of Directors, provided that such directive concerned matters within the scope of Mr. Ehrlich’s duties, would not give Mr. Ehrlich “Good Reason” to terminate his agreement (see footnote 4 below) and was capable of being reasonably and lawfully performed; (iii) conviction in a court of competent jurisdiction for embezzlement of our funds; or (iv) reckless or willful misconduct that is materially harmful to us.

(3)
“Good Reason” is defined in Mr. Ehrlich’s employment agreement as (i) a change in Mr. Ehrlich’s status, title, position or responsibilities which, in Mr. Ehrlich’s reasonable judgment, represents a reduction or demotion in his status, title, position or responsibilities as in effect immediately prior thereto; (ii) a reduction in Mr. Ehrlich’s base salary; (iii) the failure by us to continue in effect any material compensation or benefit plan in which Mr. Ehrlich is participating; (iv) our insolvency or the filing (by any party, including us) of a petition for our winding-up; (v) any material breach by us of any provision of Mr. Ehrlich’s employment agreement; (vi) any purported termination of Mr. Ehrlich’s employment for cause by us which does not comply with the terms of Mr. Ehrlich’s employment agreement; or (vii) any movement of the location where Mr. Ehrlich is generally to render his services to us from the Jerusalem/Tel Aviv area of Israel.

(4)	“Other Employee Termination” means a termination by Mr. Ehrlich of his employment other than for Good Reason.
(5)	Pursuant to Israeli law and our customary practice, we pay Mr. Ehrlich in July of each year the equivalent of ten days’ “recuperation pay” at the statutory rate of NIS 378 (approximately $97) per day.
(6)
Pursuant to Israeli law, we must contribute an amount equal to 7.5% of Mr. Ehrlich’s base salary to a continuing education fund, up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time. At December 31, 2014, the ceiling then in effect was NIS 15,712 (approximately $4,040).

(7)	Under Israeli law, employees terminated other than for cause receive severance in the amount of one month’s base salary for each year of work, at their salary rate at the date of termination.

Thomas J. Paup

The following table describes the potential payments and benefits upon employment termination for Thomas J. Paup, our Senior Vice President – Finance and Chief Financial Officer, pursuant to applicable law and the terms of his then-current employment agreement with us, as if his employment had terminated on December 31, 2014 (the last business day of the fiscal year) under the various scenarios described in the column headings as explained in the footnotes below.

THOMAS J. PAUP
Payments and Benefits	Death or Disability(1)	Cause(2)	Non-Renewal(3)	Termination at Will(4)
Accrued but unpaid:
Base salary	$225,000	$225,000	$225,000	$225,000
Vacation	12,500	12,500	12,500	12,500
Contractual severance	250,000	–	250,000	250,000
TOTAL:	$487,500	$237,500	$487,500	$487,500

(1)
“Disability” is defined in Mr. Paup’s employment agreement as a physical or mental infirmity which impairs Mr. Paup’s ability to substantially perform his duties and which continues for a period of at least 180 consecutive days.

(2)
“Cause” is defined in Mr. Paup’s employment agreement as (i) a breach of trust by Mr. Paup, including, for example, but without limitation, commission of an act of moral turpitude, theft, embezzlement, self-dealing or insider trading; (ii) the unauthorized disclosure by Mr. Paup of confidential information of or relating to us; (iii) a material breach by Mr. Paup of his employment agreement; or (iv) any act of, or omission by, Mr. Paup which, in our reasonable judgment, amounts to a serious failure by Mr. Paup to perform his responsibilities or functions or in the exercise of his authority, which failure, in our reasonable judgment, rises to a level of gross nonfeasance, misfeasance or malfeasance.

(3)
“Non-Renewal” is defined in Mr. Paup’s employment agreement as the agreement coming to the end of the Term and not being extended or immediately succeeded by a new substantially similar employment agreement.

(4)
“Termination at Will” is defined in Mr. Paup’s employment agreement as Mr. Paup terminating his employment with us on written notice of at least 120 days in advance of the effective date of such termination.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) consists of three non-employee directors, Prof. Seymour Jones (Chair), Michael Marrus and Richard I. Rudy, each of whom has been determined to be independent as defined by the Nasdaq rules and SEC regulations. The Audit Committee operates under a written charter adopted by the Board of Directors.

Management is responsible for Arotech’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Arotech’s consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Arotech’s audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.

Arotech’s independent accountants also provided to the Audit Committee the written disclosure required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Arotech’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee

Prof. Seymour Jones
Michael Marrus
Richard I. Rudy

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, all audit and audit-related work and all non-audit work performed by our independent auditors, BDO USA, LLP, is approved in advance by the Audit Committee, including the proposed fees for such work. The Audit Committee is informed of each service actually rendered.

➢
Audit Fees. Audit fees billed or expected to be billed to us by BDO for the audit of the financial statements included in our Annual Report on Form 10-K, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q, for the years ended December 31, 2014 and 2013 totaled approximately $552,000 and $343,000, respectively.

➢
Audit-Related Fees. BDO billed or expected to bill us $191,000 (principally consultation and due diligence related to mergers and acquisitions) and zero for the fiscal years ended December 31, 2014 and 2013, respectively, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.

➢
Tax Fees. BDO billed or expected to bill us an aggregate of $20,000 (including consultation related to mergers and acquisitions) and zero for the fiscal years ended December 31, 2014 and 2013, respectively, for tax services.

➢	All Other Fees. BDO billed or expected to bill us an aggregate of zero for both fiscal years ended December 31, 2014 and 2013 for permitted non-audit services.

Applicable law and regulations provide an exemption that permits certain services to be provided by our outside auditors even if they are not pre-approved. We have not relied on this exemption at any time since the Sarbanes-Oxley Act was enacted.

A representative of BDO USA, LLP is expected to be present in person or by telephone at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the security ownership, as of March 18, 2015, of those persons owning of record or known by us to own beneficially 5% or more of our common stock and of each of our Named Executive Officers and directors, and the shares of common stock held by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)(3)		Percentage of Total Shares Outstanding(3)
Robert S. Ehrlich	1,225,643	(4)	5.0%
Steven Esses	1,171,480	(5)	4.8%
Thomas J. Paup	316,896	(6)	1.3%
Dr. Jay M. Eastman	79,329	(7)	*
Prof. Seymour Jones	79,329	(8)	*
Michael E. Marrus	82,619	(9)	*
Richard I. Rudy	6,983	(10)	*
All of our directors and executive officers as a group (7 persons)	2,962,279	(11)	12.0%

*	Less than one percent.
(1)	The address of each named beneficial owner is in care of Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.
(2)
Unless otherwise indicated in these footnotes, each of the persons or entities named in the table has sole voting and sole investment power with respect to all shares shown as beneficially owned by that person, subject to applicable community property laws.

(3)
Based on 24,568,351 shares of common stock outstanding as of March 18, 2015. For purposes of determining beneficial ownership of our common stock, owners of options exercisable or restricted stock that vests within 60 days of March 18, 2015 are considered to be the beneficial owners of the shares of common stock for which such securities are exercisable. The percentage ownership of the outstanding common stock reported herein is based on the assumption (expressly required by the applicable rules of the Securities and Exchange Commission) that only the person whose ownership is being reported has exercised his options for shares of common stock.

(4)
Consists of 1,210,545 shares held directly by Mr. Ehrlich (including 83,333 unvested restricted shares, the vesting of 33,333 of which is subject to future performance criteria), 3,571 shares held by Mr. Ehrlich’s wife (in which shares Mr. Ehrlich disclaims beneficial ownership), and 11,527 shares held in Mr. Ehrlich’s pension plan.

(5)
Consists of 1,171,480 shares held directly by Mr. Esses (including 250,000 unvested restricted shares, the vesting of 66,667 of which is subject to future performance criteria), and 273,973 shares issued to a trust and to be held in such trust until such time as Mr. Esses shall be entitled to payment of his severance package).

(6)	Consists of 316,896 shares held directly by Mr. Paup. Does not include 60,000 restricted stock units, the vesting of 40,000 of which is subject to future performance criteria.
(7)	Consists of 61,472 shares owned directly by Dr. Eastman, 9,146 shares of unvested restricted stock that vest within 60 days of March 18, 2015, and 8,711 unvested restricted shares.
(8)	Consists of 61,472 shares owned directly by Prof. Jones, 9,146 shares of unvested restricted stock that vest within 60 days of March 18, 2015, and 8,711 unvested restricted shares.
(9)	Consists of 64,762 shares owned directly by Mr. Marrus, 9,146 shares of unvested restricted stock that vest within 60 days of March 18, 2015, and 8,711 unvested restricted shares.
(10)	Consists of 804 shares of unvested restricted stock that vest within 60 days of March 18, 2015 and 6,179 unvested restricted shares.
(11)
Includes 28,242 shares of unvested restricted stock that vest within 60 days of March 18, 2015, 365,645 shares of unvested restricted stock (the vesting of 100,000 of which is subject to future performance criteria), and 273,973 shares of restricted stock held as part of a trust securing payment of severance. Does not include 60,000 unvested restricted stock units (the vesting of 40,000 of which is subject to future performance criteria).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, certain of our officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during 2014. We are not aware of any instances during 2014, not previously disclosed by us, where such “reporting persons” failed to file the required reports on or before the specified dates.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Officer Loans

On February 9, 2000, Mr. Ehrlich exercised stock options to purchase 9,404 shares of our common stock. At the time of exercise, Mr. Ehrlich was our Chief Financial Officer and Chairman of the Board of Directors. Currently, Mr. Ehrlich is our Executive Chairman of the Board of Directors. Mr. Ehrlich paid the exercise price of the stock options and certain taxes that we paid on his behalf by giving us a non-recourse promissory note due in 2025 in the amount of $329,163, bearing annual interest at 1% over the then-current federal funds rate announced from time to time by the Wall Street Journal, secured by the shares of our common stock acquired through the exercise of the options and certain compensation due to Mr. Ehrlich upon termination. As of December 31, 2014, the aggregate amount outstanding pursuant to this promissory note was $452,995. No payments of principal or interest were due or paid during the year ended December 31, 2014.

Consulting Agreement with Sampen Corporation

We have an amended and restated consulting agreement with Sampen Corporation that we executed in November 2014. Sampen is a New York corporation owned by members of Steven Esses’s immediate family, and Mr. Esses is an employee of both the Company and of Sampen. The term of this consulting agreement is until December 31, 2017.

Pursuant to the terms of our agreement with Sampen, Sampen provides one of its employees to us for such employee to serve as our President and Chief Executive Officer. We pay Sampen $8,960 per month, plus an annual bonus, on a sliding scale, in an amount equal to a minimum of 25% of Sampen’s annual base compensation then in effect if the results we actually attain for the year in question are 100% or more of the amount we budgeted at the beginning of the year, up to a maximum of 75% of its annual base compensation then in effect if the results we actually attain for the year in question are 110% or more of the amount we budgeted at the beginning of the year. We also pay Sampen, to cover the cost of our use of Sampen’s offices as an ancillary New York office and the attendant expenses and insurance costs, an amount equal to 16% of each monthly payment of base compensation.

STOCKHOLDER COMMUNICATIONS AND PROPOSALS

Stockholder Communications with the Board of Directors

The Board has established a process to receive communications from stockholders. Stockholders may contact any member (or all members) of the Board at directors@arotech.com. Non-management directors may be contacted as a group at nonmanagement-directors@arotech.com. Any Board committee or any chair of any such committee may be contacted as follows: audit-chair@arotech.com, compensation-chair@arotech.com, or nominating-chair@arotech.com. If you cannot send an electronic mail message, you may contact Board members by regular mail at: Arotech Board Members, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108.

The Arotech Corporation Investor Relations Department is responsible for forwarding all such communications to the Board of Directors, and where appropriate, to management. Communications are screened to exclude certain items that are unrelated to the duties and responsibilities of the Board, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, job inquiries, surveys, business solicitations or advertisements, and material that is unduly hostile, threatening, illegal or similarly unsuitable. Communications that are filtered out are made available to any director upon request. The Board may involve management in preparing its responses to stockholder communications.

Stockholder Proposals

Pursuant to the rules of the Securities and Exchange Commission, stockholder proposals made in accordance with Rule 14a-8 under the Exchange Act intended to be included in our proxy material for the next annual meeting must be received by us on or before December 1, 2015. Any proposals must be received at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, Attention: Corporate Secretary by the applicable date.

Stockholder proposals submitted outside the processes of Rule 14a-8 must be received by our Corporate Secretary in a timely fashion. To be timely, such notice and information regarding the proposal and the stockholder must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108, not less than 45 days nor more than 60 days prior to the annual meeting; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the seventh day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including audited financial statements), as amended, filed with the Securities and Exchange Commission may be obtained without charge by writing to Stockholder Relations, Arotech Corporation, 1229 Oak Valley Drive, Ann Arbor, Michigan 48108. A request for a copy of our Annual Report on Form 10-K must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of our common stock on March 13, 2015. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2014 and certain other related financial and business information are contained in our 2014 Annual Report to Stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

OTHER MATTERS

We are not aware of any other matter that may come before the annual meeting of stockholders and we do not currently intend to present any such other matter. However, if any such other matters properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

By Order of the Board of Directors,

Yaakov Har-Oz
Senior Vice President, General Counsel and Secretary
Ann Arbor, Michigan
March 30, 2015

Annex A

Arotech Corporation

AUDIT COMMITTEE CHARTER

I.           STATEMENT OF POLICY

The Audit Committee shall assist the Board of Directors (the “Board”) of Arotech Corporation (“Arotech”) in fulfilling its oversight responsibility by reviewing the accounting and financial reporting processes of Arotech and its subsidiaries (collectively, the “Company”), the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company’s financial statements. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communications among the Company’s Board of Directors, outside auditors and senior management. The Audit Committee’s primary responsibilities and duties are:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system.

•	Review and appraise the audit efforts of the Company’s independent accountants.

•
Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues.

•	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities identified in Section IV of this Charter.

The Company shall be responsible for the providing the Audit Committee with appropriate funding, as determined by the Audit Committee, in order to compensate the outside auditors and advisors engaged by or employed by the Audit Committee.

II.           COMPOSITION OF THE AUDIT COMMITTEE

The Audit Committee shall consist of at least three “independent” Directors of Arotech and shall serve at the pleasure of the Board. An “independent” Director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market or such other securities exchange or market on which Arotech’s securities are traded and (d) except as permitted by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which Arotech’s securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

At least one member of the Audit Committee shall be a “financial expert” as defined by the SEC and the Nasdaq Stock Market or such other securities exchange or market on which Arotech’s securities are traded. Each Audit Committee member must be able to read and understand financial statements, including a balance sheet, income statement, and cash flow statement.

The members of the Audit Committee shall be designated by the full Board from time to time. The Board shall designate one member of the Audit Committee to serve as chairperson of the committee.

III.           MEETINGS AND MINUTES

The Audit Committee shall meet at least quarterly, with additional meetings if circumstances require, for the purpose of satisfying its responsibilities. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board, with such recommendations as the Audit Committee deems appropriate.

IV.           RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

The Audit Committee shall oversee and monitor the Company’s accounting and financial reporting process, internal control system and disclosure control system, review the audits of the Company’s financial statements and review and evaluate the performance of the Company’s outside auditors. In fulfilling these duties and responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company’s certificate of incorporation, the Company’s bylaws or the Board.

1.
The Audit Committee shall assume direct responsibility for the appointment, retention and oversight of the work of the outside auditors and, when appropriate, the replacement of the outside auditors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit’s scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors and shall be authorized to compensate the outside auditors.

2.
The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors. The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstances that might adversely affect the outside auditors’ independence or judgment with respect to the Company under applicable auditing standards. The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors. Such statement shall confirm that the outside auditors are not aware of any conflict of interest prohibited by Section 10A(l) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.

3.
The Audit Committee shall require the outside auditors to advise the Audit Committee in advance in the event that the outside auditors intend to provide any professional services to the Company other than services provided in connection with an audit or a review of the Company’s financial statements (“non-audit services”); provided that such non-audit services are not listed in Section 10A(g) of the Exchange Act (“prohibited services”). The Audit Committee shall approve, in advance, any non-audit services to be provided to the Company by the Company’s outside auditing firm.

4.
The Audit Committee shall obtain confirmations from time to time from the Company’s outside auditing firm that such firm is not providing to the Company (i) any prohibited services, or (ii) any other non-audit service or any auditing service that has not been approved in advance by the Audit Committee. The Audit Committee shall have the authority to approve the provision of non-audit services that have not been pre-approved by the Audit Committee, but only to the extent that such non-audit services qualify under the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee shall record in its minutes and report to the Board all approvals of non-audit services granted by the Audit Committee.

5.
The Audit Committee shall meet with the outside auditors, with no management in attendance, to openly discuss the quality of the Company’s accounting principles as applied in its financial reporting, including issues such as (a) the appropriateness, not just the acceptability, of the accounting principles and financial disclosure practices used or proposed to be used by the Company, (b) the clarity of the Company’s financial disclosures and (c) the degree of aggressiveness or conservatism that exists in the Company’s accounting principles and underlying estimates and other significant decisions made by the Company’s management in preparing the Company’s financial disclosures. The Audit Committee shall then meet, without operating management or the outside auditors being present, to discuss the information presented to it.

6.
The Audit Committee shall meet with the outside auditors and management to review the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such forms are filed with the SEC. The Audit Committee shall require the outside auditors to report to the Audit Committee all critical accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, ramifications of the use of such alternative disclosures and treatments, the treatments preferred by the outside auditors and other material written communications between the outside auditors and the Company’s management, including management’s letters and schedules of unadjusted differences.

7.
Upon the completion of the annual audit, the Audit Committee shall review the audit findings reported to it by the outside auditors, including any comments or recommendations of the outside auditors, with the entire Board.

8.
The Audit Committee shall review all reports received from the federal and state regulatory authorities and assure that the Board is aware of the findings and results. In addition, it will meet with the appropriate members of senior management designated by the Audit Committee to review the responses to the respective regulatory reports.

9.
The Audit Committee shall consider and review with management: (a) significant findings during the year and management’s responses thereto, including the status of previous audit recommendations and (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information.

10.
The Audit Committee shall consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices, as suggested by the outside auditors or management, and the Audit Committee shall review with the outside auditors and management the extent to which such changes have been implemented (to be done at an appropriate amount of time prior to the implementation of such changes as decided by the Audit Committee).

11.	The Audit Committee shall prepare a letter for inclusion in the Company’s proxy statement describing the discharge of the Audit Committee’s responsibilities.

12.
The Audit Committee will review and update this Charter periodically, at least annually, and as conditions may dictate. The Audit Committee Charter shall be presented to the full Board for its approval of any changes.

13.
Commencing on such date as Section 102(a) of the Sarbanes-Oxley Act of 2002 (the “Act”) becomes effective, the Audit Committee shall obtain confirmation from the outside auditors at the commencement of each audit that such firm is a “registered public accounting firm” as such term is defined under the Act.

14.	The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to perform its duties.

15.
The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

16.	The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
AROTECH CORPORATION
FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 11, 2015

The undersigned, having received the Notice of the Annual Meeting of Stockholders and the Proxy Statement on behalf of the Board of Directors of Arotech Corporation (the “Company”), hereby appoint(s) Robert S. Ehrlich and Yaakov Har-Oz, and each of them, proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of the Company to be held on Monday, May 11, 2015 at 10:00 a.m. local time at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, 17th Floor, New York, New York, and all postponements and adjournments thereof (the “Meeting”), and there to vote all shares of common stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting, and without limiting the general authorization hereby given, the undersigned directs that his or her vote be cast as specified in this Proxy.

This Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the proxies intend to vote FOR the nominees and FOR proposal 1 and 2 as set forth herein and described in the Board of Directors’ Proxy Statement. If any of the nominees are not available to serve, this Proxy may be voted for a substitute. This Proxy delegates discretionary authority with respect to matters not known or determined at the time of solicitation of this Proxy. The undersigned hereby revokes any other proxy previously granted to vote the same shares of stock for said Meeting.

SEE REVERSE SIDE. If you wish to vote in accordance with the recommendations of the Board of Directors, just sign on the reverse side. You need not mark any boxes.

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted and Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

AROTECH CORPORATION INVESTOR RELATIONS 1229 OAK VALLEY DRIVE ANN ARBOR, MI 48108

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Arotech Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Arotech Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M62085-P42720 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

AROTECH CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.
To expand the size of the Board of Directors to seven; to elect two Class I directors for a three-year term ending in 2018 and continuing until their successors are duly elected and qualified; and to elect one additional Class III director for a one-year term ending in 2016 and continuing until his successor is duly elected and qualified:
			☐	☐	☐

NOMINEES:

	01)	Jay M. Eastman (Class I)
	02)	Michael E. Marrus (Class I)
	03)	Kenneth W. Cappell (Class III)

							For	Against	Abstain
2.	To consider and act upon a proposal to ratify the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2015						☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Mark here if you plan to attend the meeting.			☐	☐
			Yes	No

PLEASE SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date